EXHIBIT 99.2

Aviation Sales Company Enters into Agreements to Sell its Aircraft Parts Redistribution Operation to Kellstrom Industries, Inc.

         Miramar, Florida, September 20, 2000 - Aviation Sales Company (NYSE:AVS) today announced that it has entered into a series of agreements with Kellstrom Industries, Inc. (NASDAQ:KELL) that will result in Kellstrom acquiring the redistribution operations of Aviation Sales. The transactions, which are expected to close by the end of October, are subject to various closing conditions, including the receipt of governmental approvals.

         Under the agreements, Aviation Sales and Kellstrom will form a 50/50 joint venture company, KAV Inventory, LLC ("KAV"), which will acquire from Aviation Sales the entire aircraft and engine spare parts inventory and the whole engine inventory of Aviation Sales' redistribution operation, as well as certain rotable parts inventories from two of Aviation Sales' MR&O operations. A portion of the purchase price will be paid using funds borrowed by KAV from a syndicate of financial institutions led by Bank of America, N.A., with the balance to be paid in the form of subordinated notes due after the repayment of such institutional financing. As part of the transactions, KAV will consign the purchased inventory to Kellstrom, and Kellstrom will offer the purchased inventory for sale to its customers.

         At the closing, Kellstrom will also purchase the property, plant and equipment as well as certain of the other assets of Aviation Sales' redistribution operation (subject to certain of the liabilities of that operation), hire the employees of Aviation Sales' redistribution operation, and take over Aviation Sales 545,000 square foot redistribution center in Miramar, Florida. Further, as part of the transactions, Aviation Sales will enter into a cooperation agreement with Kellstrom whereby Aviation Sales will agree to provide repair services for the KAV parts inventory as well as repair services to Kellstrom with respect to Kellstrom's parts inventory, and Kellstrom will agree to supply parts to Aviation Sales' MR&O operations, on an ongoing basis. The companies also expect to work together to jointly market programs to meet the needs of their current and future customers.

         Dale S. Baker, Chairman of Aviation Sales Company, stated: "These transactions, when completed, will accomplish several objectives for our organization. The cash proceeds, which we expect will be approximately $145 million from the contemplated transactions, along with the proceeds that we have already received or expect to receive over the next few weeks from the sale of the three A-300 aircraft that we own and along with the proceeds which we have already received from the recently completed sale of our manufacturing operations, will allow us to significantly reduce our senior debt. Once these transactions are completed, we expect that our business, which will primarily consist of our six MR&O businesses, will be in a position to again grow and thrive. We believe that the repayments of senior debt which we will make as part of these transactions will leave us with a substantially delevered balance sheet and a more normalized capital structure."

         Ben Quevedo, President and Chief Operating Officer of Aviation Sales Company, stated: "We expect that Kellstrom will be a very important partner for us in our future business activities. Once these transactions are completed, Kellstrom will be the largest parts distribution and independent aviation inventory management company in the world, and will become a preferred supplier of parts to our MR&O operations. We expect to work closely with Kellstrom to continue to further develop and offer to our current and future customers TIM-TAM (Total Inventory Management and Total Aircraft Maintenance) products and solutions to meet their parts and maintenance requirements."

         Yoav Stern, Chairman of Kellstrom Industries, Inc., stated: "The two companies' overlap of business is minimal (less than 10% duplicity in inventory), hence the complimentary nature of this
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arrangement creates not only size, but also uniquely complete and comprehensive coverage of the products and distribution channels. Our capabilities, particularly in the airframe products area, will be significantly enhanced by the addition of management and employees from Aviation Sales' parts resale operation, and this transaction will allow us to more completely meet the inventory management requirements of our customers. We also look forward to teaming up with Aviation Sales to allow each of us to assist our customers in meeting their inventory and maintenance requirements."

         Aviation Sales also reported that it will take a substantial non-cash one-time charge in the third quarter of 2000 relating to the transactions with Kellstrom.

         Aviation Sales Company is a leading independent provider of fully integrated aviation maintenance and inventory services, including aircraft heavy maintenance, component repair and overhaul, leasing, the distribution of aircraft spare parts and the manufacture of new components for major commercial airlines, original equipment manufacturers and maintenance and repair facilities.

Aviation Sales Company Safe Harbor Statement:

         This press release contains certain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. A number of factors, including those identified below, could adversely affect the Company's ability to obtain these results: available capital to continue to support and further expand the Company's operations, the Company's ability to acquire adequate inventory and to obtain favorable pricing for such inventory, competitive pricing for the Company's products and services, increased competition in the aircraft spare parts redistribution and MR&O markets, the ability to consummate suitable acquisitions, the continuing ability to effectively integrate acquisitions, economic factors which affect the airline industry, and changes in government regulations. Certain of these risks are described in the Company's filings with the Securities and Exchange Commission (SEC). Copies of the Company's SEC filings are available from the SEC or may be obtained upon request from the Company. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

Kellstrom Industries, Inc. Safe Harbor Statement:

         The Company, from time to time, may discuss forward-looking information. This press release contains forward-looking statements. These forward-looking statements are based on many assumptions and factors, and are subject to many conditions, including the Company's continuing ability to effectively integrate the acquired business, acquire adequate inventory and to obtain favorable pricing for such inventory, the ability to arrange for the repair of aircraft engines by third party contractors prior to resale or lease, competitive pricing for the Company's products, customer concentration, demand for the Company's products which depends upon the airline industry, ability to collect receivables, government regulation, and the effects of increased indebtedness as a result of the Company's business acquisitions. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company's management and are subject to various risks and uncertainties that may be beyond the Company's control and may cause results to differ from management's current expectations. Certain of these risks are described in the Company's filings with the Securities and Exchange Commission
(SEC). Copies of the Company's SEC filings are available from the SEC or may be obtained upon request from the Company. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.